BYLAWS

                                       OF

                            GLOBAL UTILITY FUND, INC.

                                    ARTICLE I

                                  STOCKHOLDERS

     Section 1. Place of Meeting. All meetings of the stockholders shall be held at such place within the United States as may, from time to time, be designated by the Board of Directors and stated in the notice of such meeting.

     Section 2. Annual Meetings. The annual meeting of the stockholders of the Corporation shall be held on a date and at such hour as may from time to time be designated by the Board of Directors and stated in the notice of such meeting, with the month ending four months after the end of the Corporation's fiscal year, for the transaction of such business as may properly be brought before the meeting; provided, however, that an annual meeting shall not be required to be held in any year in which the election of directors is not required to be acted on by stockholders under the Investment Company Act.

     Section 3. Special Meetings. Special meetings of stockholders may be called at any time by the President or a majority of the Board of Directors and shall be held at such time and place as may be stated in the notice of the meeting.


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     Special meetings of the stockholders shall be called by the Secretary upon receipt of the written request of the holders of shares entitled to cast not less than 10% of all the votes at such meeting, provided that such request shall state the purposes of such meeting and the matters proposed to be acted on. No special meeting shall be called upon the request of stockholders to consider any matter which is substantially the same as a matter voted upon at any special meeting of the stockholders held during the preceding 12 months, unless requested by the holders of a majority of all shares entitled to be voted at such meeting.

     Section 4. Notice of Meetings. The Secretary shall cause written or printed notice of the place, date and hour, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, to be given, not less than 10 and not more than 90 days before the date of the meeting, to each stockholder entitled to vote at, or entitled to notice of, such meeting by leaving the same with such stockholder or at such stockholder's residence or usual place of business or by mailing it, postage prepaid, and addressed to such stockholder at his address as it appears on the records of the Corporation at the time of such mailing. If mailed, notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder as aforesaid. Notice of any stockholders' meeting need not be given to any stockholder who shall sign a written waiver of such notice either before or after the time of such


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meeting, which waiver shall be filed with the records of such meeting, or to any stockholder who is present at such meeting in person or by proxy. Notice of adjournment of a stockholders' meeting to another time or place need not be given if such time and place are announced at the meeting. Irregularities in the notice of any meeting to, or the non-receipt of any such notice by, any of the stockholders shall not invalidate any action otherwise properly taken by or at any such meeting.

     Section 5. Quorum and Adjournment of Meetings. The presence at any stockholders' meeting, in person or by proxy, of stockholders entitled to cast one-third of the votes entitled to be cast shall constitute a quorum for the transaction of business. Whether or not a quorum is present, the holders of a majority of shares entitled to vote at the meeting and present in person or by proxy, may, without further notice adjourn the meeting to a date not more than 120 days after the original record date. Any business that might have been transacted at the meeting originally called may be transacted at any such adjourned meeting at which a quorum is present.

     Section 6. Voting and Inspectors. At each stockholders' meeting, each stockholder entitled to vote thereat shall be entitled to one vote for each share of stock of the Corporation validly issued and outstanding and standing in his name on the books of the Corporation on the record date fixed in



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accordance with Section 6 of Article V hereof, either in person or by proxy appointed by instrument in writing subscribed by such stockholder or his duly authorized attorney. Except as otherwise specifically provided in the charter of the Corporation or as required by provision of the Investment Company Act, all matters shall be decided by a vote of the majority of the votes validly cast at a meeting at which a quorum is present except that a plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a Director.

     At any election of Directors, the Chairman of the meeting may, and upon the request of the holders of 10% of the shares entitled to vote at such election shall, take the vote by ballot and, upon like demand or order, appoint two inspectors of election who shall first subscribe an oath or affirmation to execute faithfully the duties of inspectors at such election with strict impartiality and according to the best of their ability, and shall, after the election, make a certificate of the result of the vote taken. No candidate for the office of Director shall be appointed such Inspector.

     Section 7. Validity of Proxies and Ballots. The right to vote by proxy shall exist only if the instrument authorizing such proxy to act shall have been signed by the stockholder or by his duly authorized attorney. Unless a proxy provides otherwise, it shall not be valid more than eleven months after its date. At



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every meeting of the stockholders, all proxies shall be received and taken in charge of and all ballots shall be received and canvassed by the Secretary of the Corporation or the person acting as Secretary of the meeting before being voted, who shall decide all questions touching the qualifications of voters, the validity of the proxies and the acceptance or rejection of votes, unless inspectors of election shall have been appointed by the Chairman of the meeting in which event such inspectors of election shall decide all such questions.

     Section 8. Conduct of Stockholders' Meetings. The meetings of the stockholders shall be presided over by the President, or if he is not present, by a Vice President, or if none of them is present, by a Chairman to be elected at the meeting. The Secretary of the Corporation, if present, shall act as a Secretary of such meeting, or if he is not present, an Assistant Secretary shall so act; if neither the Secretary nor the Assistant Secretary is present, then the meeting shall elect its Secretary.

     Section 9. Action Without Meeting. Any action to be taken by stockholders may be taken without a meeting if (1) all stockholders entitled to vote on the matter consent to the action in writing, (2) all stockholders entitled to notice of the meeting but not entitled to vote at it sign a written waiver of any right to dissent and (3) such consents and waivers are filed



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with the records of the meetings of stockholders. Such consent shall be treated for all purposes as a vote at the meeting.

                                   ARTICLE II

                               BOARD OF DIRECTORS

     Section 1. Powers. Except as otherwise provided by law, by the charter of the Corporation or by these Bylaws, the business and affairs of the Corporation shall be managed under the direction of, and all powers of the Corporation exercised by or under authority of, its Board of Directors.

     Section 2. Number and Term of Directors. The Board of Directors shall consist of not fewer than three nor more than fourteen Directors, as specified by a resolution of a majority of the entire Board of Directors, provided that except for the initial Board of Directors, at least forty percent of the entire Board of Directors shall be persons who are not interested persons of the Corporation, as defined in the Investment Company Act. The Board of Directors may elect, but shall not be required to elect, a Chairman of the Board. Directors need not be stockholders. Each Director (whenever selected) shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal.

     Section 3. Election. At the first meeting of the stockholders, Directors shall be elected by vote of the



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stockholders of the Corporation. A plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a director.

     Section 4. Vacancies and Board Composition. If any vacancies shall occur on the Board of Directors by reason of death, resignation, removal or otherwise, or if the authorized number of Directors shall be increased, the Directors then in office shall continue to act, and such vacancies (if not previously filled by the stockholders) may be filled by vote of the stockholders or by a majority of the Directors then in office, although less than a quorum, except that a vacancy created by an increase in the number of directors may be filled only by the stockholders or by a majority vote of the entire Board of Directors. A Director elected by the Board of Directors to fill a vacancy serves until the next meeting of stockholders and until his successor is elected and qualified. Immediately after filling any such vacancy, at least two-thirds (2/3) of the Directors then holding office shall have been elected to such office by the stockholders of the Corporation. In the event that at any time, other than the time preceding the first stockholders' meeting, less than a majority of the Directors of the Corporation holding office at that time were elected by the stockholders, a meeting of the stockholders shall be held promptly and in any event within 60 days for the purpose of electing Directors to fill any existing vacancies in the Board of



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Directors unless the Securities and Exchange Commission shall by order extend such period.

     Section 5. Place of Meeting. The Directors may hold their meetings, have one or more offices, and keep the books of the Corporation, outside the State of Maryland, and within or without the United States of America, at any office or offices of the Corporation or at any other place as they may from time to time by resolution determine, or in the case of meetings, as they may from time to time by resolution determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

     Section 6. Annual and Regular Meetings. The annual meeting of the Board of Directors for choosing officers and transacting other proper business shall be held at such time and place as the Board may determine. The Board of Directors, from time to time, may provide by resolution for the holding of regular meetings and fix their time and place as the Board of Directors may determine. Notice of such annual and regular meetings need not be in writing, provided that notice of any change in the time or place of such meetings shall be communicated promptly to each Director not present at the meeting at which such change was made, in the manner provided in Section 8 of this Article II for notice of special meetings. Except as otherwise provided under the Investment Company Act, members of



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the Board of Directors or any committee designated thereby may participate in a meeting of such Board or committee and in any action taken therein by means of a conference telephone or similar communications equipment that allows all persons participating in the meeting to hear each other at the same time.

     Section 7. Special Meetings. Special meetings of the Board of Directors may be held at any time or place and for any purpose when called by the President, the Secretary or two or more of the Directors. Notice of special meetings, stating the time and place, shall be communicated to each Director personally by telephone or transmitted to him by telegraph, telefax, telex, cable or wireless at least one day before the meeting.

     Section 8. Waiver of Notice. No notice of any meeting of the Board of Directors or a committee of the Board need be given to any Director who is present at the meeting or who waives notice of such meeting in writing (which waiver shall be filed with the records of such meeting), either before or after the time of the meeting.

     Section 9. Quorum and Voting. At all meetings of the Board of Directors, the presence of one-third of the number of Directors then in office shall constitute a quorum for the transaction of business; provided that a quorum shall in no case be less than two directors. In the absence of a quorum, a



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majority of the Directors present may adjourn the meeting, from time to time, until a quorum shall be present. The action of a majority of the Directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by law, by the charter of the Corporation or by these Bylaws.

     Section 10. Action Without a Meeting. Except as otherwise provided under the Investment Company Act, any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if a written consent to such action is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Board or such committee.

     Section 11. Compensation of Directors. Directors shall be entitled to receive such compensation from the Corporation for their services as may, from time to time, be determined by resolution of the Board of Directors.



                                   ARTICLE III

                                   COMMITTEES

     Section 1. Organization. By resolution adopted by the Board of Directors, the Board may designate one or more



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committees, including an Executive Committee, each composed of two or more
Directors. The Chairman of such committees shall be elected by the Board of Directors. The Board of Directors shall have the power at any time to change the members of such committees and to fill vacancies in the committees. The Board may delegate to these committees any of its powers, except the power to authorize the issuance of stock, declare a dividend or distribution of stock, recommend to stockholders any action requiring stockholder approval, amend these Bylaws or approve any merger or share exchange which does not require stockholders approval or approve or terminate any contract with an investment adviser or principal underwriter, as such terms are defined in the Investment Company Act, or to take any other action required to be taken by the Board of Directors by the Investment Company Act.

     Section 2. Proceedings and Quorum. At all committee meetings, the presence of one-third of the number of committee members shall constitute a quorum for the transaction of business. The action of a majority of the committee members present when a quorum is present shall be the action of the committee. In the event any member of any committee is absent from any meeting, the members thereof present at the meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent member.



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                                   ARTICLE IV

                                    OFFICERS

     Section 1. General. The officers of the Corporation shall be a President (who shall be a Director), a Secretary and a Treasurer, and may include one or more Vice Presidents, Assistant Secretaries or Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 8 of this Article IV. Any two of the aforesaid offices, except those of a President and Vice President may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity when such instrument is required by law to be executed, acknowledged or verified by any two or more officers.

     Section 2. Election. Tenure and qualifications. The officers of the Corporation, except those appointed as provided in Section 9 of this Article IV, shall be elected by the Board of Directors. Except as otherwise provided in this
Article IV, each officer chosen by the Board of Directors shall hold office until the next annual meeting of the Board of Directors and until his successor shall have been elected and qualified.

     Section 3. Vacancies and Newly Created Officers. If any vacancy shall occur in any office by reason of death, resignation, removal, disqualification or other cause, or if any new office shall be created, such vacancies or newly created


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offices may be filled by the Board of Directors at any regular or special meeting or, in the case of any office created pursuant to Section 9 hereof, by any officer upon whom such power shall have been conferred by the Board of Directors.

     Section 4. Removal and Resignation. The Board of Directors (or, as to any assistant or subordinate officer, any committee or officer authorized by the Board) may remove an officer at any time, and in a like manner, the vacancy may be filled for the unexpired portion of the term. The removal of an officer does not prejudice any of his contract rights. Any officer may resign his office at any time by delivering a written resignation to the Board of Directors, the President, the Secretary or any Assistant Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

     Section 5. President. The President shall be the chief executive officer of the Corporation and he shall preside at all stockholders' meetings. Subject to the supervision of the Board of Directors, he shall have general charge of the business, affairs and property of the Corporation and general supervision over its officers, employees and agents. Except as the Board of Directors may otherwise order, he may sign in the name and on behalf of the Corporation all deeds, bonds, contracts or agreements. He shall examine such other powers and perform such




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other duties as, from time to tome, may be assigned to him by the Board of
Directors.

     Section 6. Vice President. The Board of Directors may, from time to time, elect one or more Vice Presidents who shall have such powers and perform such duties as, from time to time, may be assigned to them by the Board of Directors or the President. At the request or in the absence or disability of the President, the Vice President (or, if there are two or more Vice Presidents, then the senior of the Vice Presidents present and able to act) may perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

     Section 7. Treasurer and Assistant Treasurers. The Treasurer shall be the principal financial and accounting officer of the Corporation and shall have general charge of the finances and books of account of the Corporation. Except as otherwise provided by the Board of Directors, he shall have general supervision of the funds and property of the Corporation and of the performance by the Custodian of its duties with respect thereto. He shall render to the Board of Directors, wherever directed by the Board, an account of the financial condition of the Corporation and of all his transactions as Treasurer; and as soon as possible after the close of each fiscal year he shall make and submit to the Board of Directors a like report for such



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fiscal year. He shall perform all acts incidental to the office of Treasurer, subject to the control of the Board of Directors.

     Any Assistant Treasurer may perform such duties of the Treasurer as the Treasurer or the Board of Directors may assign, and, in the absence of the Treasurer, he may perform all the duties of the Treasurer.

     Section 8. Secretary and Assistant Secretaries. The Secretary shall attend to the giving and serving of all notices of the Corporation and shall record all proceedings of the meetings of the stockholders and Directors in books to be kept for that purpose. He shall keep in safe custody the seal of the Corporation, and shall have charge of the records of the Corporation, including the stock books and such other books and papers as the Board of Directors may direct and such books, reports, certificates and other documents required by law to be kept, all of which shall at all reasonable times be open to inspection by any Director. He shall perform such other duties as pertain to his office or as may be required by the Board of Directors.

     Any Assistant Secretary may perform such duties of the Secretary as the Secretary or the Board of Directors may assign, and, in the absence of the Secretary, he may perform all the duties of the Secretary.


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     Section 9. Subordinate Officers. The Board of Directors from time to time may appoint such other officers or agents as it may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Board of Directors may determine. The Board of Directors from time to time may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties.

     Section 10. Remuneration. The salaries or other compensation of the officers of the Corporation shall be fixed from time to time by resolution of the Board of Directors, except that the Board of Directors may be resolution delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate officers or agents appointed in accordance with the provisions of Section 9 of this Article IV.

     Section 11. Surety Bonds. The Board of Directors may require any officer or agent of the Corporation to execute a bond (including, without limitation, any bond required by the Investment Company Act, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder) to the Corporation in such sum and with such surety or sureties as the Board of Directors may determine, conditioned upon the faithful performance of his duties to the Corporation, including



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responsibility for negligence and for the accounting of any of the Corporation's property, funds or securities that may come into his hands.



                                    ARTICLE V

                                  CAPITAL STOCK

     Section 1. Certificates of Stock. The interest of each stockholder of the Corporation shall be evidenced by certificates for shares of stock in such form, not inconsistent with law, as the Board of Directors or any officer or officers designated for such purpose by resolution of the Board of Directors may, from time to time, prescribe. No certificate shall be valid unless it is signed by the President or a Vice President and countersigned by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation and sealed with its seal, or bears the facsimile signatures of such officers and a facsimile of such seal.


     Section 2. Transfer of Shares. Shares of the Corporation shall be transferable on the books of the Corporation by the holder thereof in person or by his duly authorized attorney or legal representative upon surrender and cancellation of a certificate or certificates for the same number of shares of the same class, duly endorsed or accompanied by proper instruments of assignment and transfer, with such proof of the authenticity of the signature as the Corporation or its agent may


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reasonably require. The Board of Directors may, from time to time, adopt rules and regulations with reference to the method of transfer of the shares of stock of the Corporation.

     Section 3. Registered Holder. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim, to or interest in, such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by statute.

     Section 4. Stock Ledgers. The stock ledgers of the Corporation, containing the names and addresses of the stockholders and the number of shares held by them respectively, shall be kept at the principal offices of the Corporation or, if the Corporation employs a transfer agent, at the offices of the transfer agent of the Corporation.

     Section 5. Transfer Agents and Registrars. The Board of Directors may, from time to time, appoint or remove transfer agents and/or registrars of transfer of shares of stock of the Corporation, and it may appoint the same person as both transfer agent and registrar. Upon any such appointment being made all certificates representing shares of capital stock thereafter issued shall be countersigned by one of such transfer agents or


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by one of such registrars or transfer or by both and shall not be valid unless so countersigned. If the same person shall be both transfer agent and registrar, only one countersignature by such person shall be required.

     Section 6. Fixing of Record Date. The Board of Directors may fix in advance a date as a record for the determination of the stockholders entitled to notice of or to vote at any stockholders' meeting or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or to be allotted any other rights or for the purpose of any other lawful action, provided that (1) such record date shall not exceed 90 days preceding the date on which the particular action requiring such determination will be taken; (2) the transfer books shall remain open regardless of the fixing of a record date; (3) in the case of a meeting of stockholders, the record date shall be at least 10 days before the date of the meeting; and (4) in the event a dividend or other distribution is declared, the record date for stockholders entitled to a dividend or distribution shall be at least 10 days after the date on which the dividend is declared (declaration date).


     Section 7. Lost. Stolen or Destroyed Certificates. Before issuing a new certificate for stock of the Corporation alleged to have been lost, stolen or destroyed, the Board of


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Directors or any officer authorized by the Board may, in its discretion, require the owner of the lost, stolen or destroyed certificate (or his legal representative) to give the Corporation a bond or other indemnity, in such form and in such amount as the Board or any such officer may direct and with such surety or sureties as may be satisfactory to the Board or any such officer, sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.


                                   ARTICLE VI

                                     FINANCE

     Section 1. Fiscal Year. The fiscal year of the Corporation shall, unless otherwise ordered by the Board of Directors, be twelve calendar months ending on September 30 of each year.

     Section 2. Accountant.

     A. The Corporation shall employ an independent public accountant or a firm of independent public accountants as its Accountants to examine the accounts of the Corporation and to sign and certify financial statements filed by the Corporation. The employment of the Accountant shall be conditioned upon the right of the Corporation to terminate the employment forthwith


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without any penalty by vote of a majority of the outstanding voting securities at any stockholders' meeting called for that purpose.


     B. A majority of the members of the Board of Directors who are not interested persons (as defined in the Investment Company Act) of the corporation shall select the Accountant at any meeting held within thirty days before or after the beginning of the fiscal year of the Corporation or before the annual stockholders' meeting in that year; provided, however, that the Corporation may instead select the Accountant within the time period permitted under any rule or regulation of the Securities and Exchange Commission. The selection shall be submitted for ratification or rejection at the next succeeding stockholders' meeting. If the selection is rejected at that meeting, the Accountant shall be selected by majority vote of the Corporation's outstanding voting securities, either at the meeting at which the rejection occurred or at a subsequent meeting of stockholders called for the purpose of selecting an Accountant.


     Section 3. Annual Statement of Affairs. The President, or such other officer directed by the President, shall prepare annually a full and correct statement of the affairs of the Corporation, to include a balance sheet and a financial statement of operations for the preceding fiscal year.


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                                   ARTICLE VII

                              CUSTODY OF SECURITIES

     Section 1. Employment of a Custodian. The Corporation shall place and at all times maintain in the custody of a Custodian (including any sub-custodian for the Custodian) all funds, securities and similar investments owned by the Corporation. The Custodian (and any sub-custodian) shall be a bank or trust company of good standing having a capital, surplus and undivided profits aggregating not less than fifty million dollars ($50,000,000) or such other financial institution shall be permitted by rule or order of the Securities and Exchange Commission. The Custodian shall be appointed from time to time by the Board of Directors, which shall fix its remuneration.

     Section 2. Termination of Custodian Agreement. Upon termination of the agreement for services with the Custodian or inability of the Custodian to continue to serve, the Board of Directors shall promptly appoint a successor Custodian, but in the event that no successor Custodian can be found who has the required qualifications and is willing to serve, the Board of Directors shall call as promptly as possible a special meeting of the stockholders to determine whether the Corporation shall function without a Custodian or shall be liquidated. If so directed by resolution of the Board of Directors or by vote of the holders of a majority of the outstanding shares of stock of the



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Corporation, the Custodian shall deliver and pay over all property of the
Corporation held by it as specified in such vote.

     Section 3. Other Arrangements. The Corporation may make such other arrangements for the custody of its assets (including deposit arrangements) as may be required by any applicable law, rule or regulation.


                                  ARTICLE VIII

                                   AMENDMENTS

     Section 1. General. All Bylaws of the Corporation, whether adopted by the Board of Directors or the stockholders shall be subject to amendment, alteration or repeal in a manner not inconsistent with the charter of the Corporation, and new Bylaws, not inconsistent with such charter, may be made by the affirmative vote of either: (1) the holders of record of a majority of the outstanding shares of stock of the Corporation entitled to vote, at any meeting, the notice or waiver of which shall have specified or summarized the proposed amendment, alteration, repeal or new Bylaw; or (2) a majority of the Directors, at any regular or special meeting.


                                   ARTICLE IX

                                  MISCELLANEOUS

     Section 1. Principal Offices. The principal office of the Corporation in the State of Maryland shall be located in


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Baltimore, Maryland. The Corporation may, in addition, establish and maintain such other offices and places of business as the Board of Directors may, from time to time, determine.


     Section 2. Seal. The corporate seal of the Corporation shall be circular in form and shall bear the name of the Corporation, the year of its incorporation, and the word "Maryland". Any officer or Director of the Corporation authorized to execute any document requiring the corporate seal shall have authority to affix the corporate seal of the Corporation to such document.


     Section 3. Gender. All pronouns used in these Bylaws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.















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